UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d)
                  of the Securities and Exchange Act of 1934


                                  June 15, 2004
                               ------------------
                                 Date of Report



                              ENVIROKARE TECH INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       000-26095                                           88-0412549
-----------------------                        ---------------------------------
(Commission File Number                        (IRS Employer Identification No.)



             5850 T.G. Lee Blvd, Suite 535, Orlando, Florida 89120
             ------------------------------------------------------
               (address of Principal Executive Offices)(Zip Code)


                                 (407) 856-8882
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed since last Report)

Item 5. Other Events and Regulation FD Disclosure


     1. Exclusivity Agreement with NOVA Chemicals Inc., (hereinafter "NOVA") . Envirokare Tech, Inc. (ENVK) ( hereinafter "Envirokare") has entered into an Exclusivity Agreement with NOVA dated June 1, 2004 which generally states that until August 31, 2004, Envirokare will not undertake, encourage or institute any proposed transaction related to the use, license or sublicense of the TPF(tm) technology (the "technology") with other companies except as otherwise provided in that agreement and will exclusively negotiate with NOVA to secure an agreement for such use, license and sublicense of the technology. The Exclusivity Agreement in its entirety is filed herewith as Exhibit 10.26.

     In Exchange for this Agreement and the Warrant Agreement described below, Nova has paid to Envirokare the sum of $250,000.00.

     As part of this transaction, Envirokare has issued to NOVA a Common Stock Purchase Warrant dated June 1, 2004 which entitles Nova to purchase 1,250,000 shares of Envirokare common stock at a price of $.20 per share until June 2014. In the event that Envirokare and NOVA enter into a definitive agreement for a transaction, NOVA will receive $250,000 in Envirokare common shares at the then market price. In that event, the Common Stock Purchase Warrant referenced above will at the option of Envirokare be cancelled. The Common Stock Purchase Warrant in its entirety is filed herewith as Exhibit 10.27.




c) Exhibits

Exhibit No.         Description of Document
----------          ------------------------
10.26               Exclusivity Agreement with NOVA Chemicals Inc.
10.27               Common Stock Purchase Warrant

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 15, 2004                   Envirokare Tech Inc


                                        /s/ George Kazantzis
                                        ------------------------------
                                        George Kazantzis, CEO